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                              Wheeler Wasoff, P.C.
                          Certified Public Accountants

                          INDEPENDENT AUDITOR'S CONSENT



         We consent to the incorporation by reference into this Registration Statement of PYR Energy Corporation (the "Company") on Form S-3 of our report dated November 13, 2000 relating to the Company's financial statements included in its Annual Report on Form 10-KSB for the fiscal year ended
August 31, 2000.

         We also consent to the reference to us under the heading "Experts" in the Prospectus dated January 5, 2001 included in this Registration Statement and in the Prospectus Supplement dated March 8, 2001.

                                  WHEELER WASOFF, P.C.

                                  /s/ Wheeler Wasoff, P.C.

                                  Denver, Colorado
                                  March 8, 2001